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                                                                     EXHIBIT 8.1


SUBSIDIARY                                                   COUNTRY OF INCORPORATION
----------                                                   ------------------------
Gaelta Research and Development Limited                      Northern Ireland
Galen Limited                                                Northern Ireland
Galen Research Laboratories Limited                          Northern Ireland
Galen (Chemicals) Limited                                    Republic of Ireland
Galen Incorporated                                           United States
QuChem Limited                                               Northern Ireland
Bartholomew Rhodes Limited                                   England and Wales
Interactive Clinical Technologies, Inc.                      United States
Warner Chilcott, plc                                         Republic of Ireland
Warner Chilcott Inc.                                         United States
Warner Chilcott (Bermuda) Ltd.                               Bermuda
Warner Chilcott Laboratories (Ireland) Ltd.                  Republic of Ireland
Applied Clinical Concepts, Inc.                              United States